EXHIBIT 23.10

                                    CONSENT

     The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of Pentacon, Inc. ("Pentacon") as a director to be appointed after consummation of the initial public offering of Pentacon.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as
of the _ day of January __, 1998.               /s/  ROBERT M. CHISTE
                                                     Robert M. Chiste